Exhibit 23.5

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 13, 2003, except for Note 2 as to which the date is September 12, 2003 relating to the financial statements, which appears in Onyx Acceptance Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Orange County, California
October 3, 2003